UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 4.02.	NON–RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On July 27, 2007, Fuel Systems Solutions, Inc. (the “Company”) issued a press release announcing an update to the company-initiated, voluntary review of the Company’s stock option grant practices. The review is being conducted under the oversight of a Special Committee of the Board of Directors with the assistance of outside legal counsel and accounting experts.

The review, which covers the Company’s stock option grants for the period from 1996 to 2006, has not been completed, nor have final conclusions been reached. However, preliminary conclusions have been reached that different measurement dates should be used for financial accounting purposes for certain stock option grants issued in the past. Although the investigation is still ongoing, the Company has concluded that it is more likely than not that the Company will need to restate historical financial statements to recognize non-cash charges for stock-based compensation expense for fiscal years 2001 to 2005 and for each quarter in fiscal years 2004 and 2005. Because the review has not been concluded, the amount of such charges, the resulting tax and accounting impact, and the specific periods that require restatement cannot be determined with certainty and may be different than presently anticipated.

As a result of the preliminary findings, on July 27, 2007, management concluded, and the Company’s Board of Directors concurred with the conclusion, that the Company’s financial statements and the related reports or interim reviews of its independent registered public accounting firm, and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on or after January 1, 2001, should no longer be relied upon.

The Chairman of the Company’s Special Committee has discussed the matters disclosed in this filing with BDO Seidman, LLP, the Company’s independent registered public accounting firm. BDO Seidman, LLP has not reviewed any of the preliminary findings.

ITEM 8.01.	OTHER EVENTS.

As previously reported, the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its annual report on Form 10-K for the year ended December 31, 2006 or its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007. The Company has delayed filing its annual report on Form 10-K for fiscal 2006 and its quarterly report on Form 10-Q for the first quarter of fiscal 2007 until the Special Committee of its Board of Directors has completed its investigation into the Company’s historical stock option grant practices.

As a result of this delinquency, the staff of the Nasdaq Stock Market began delisting proceedings against the Company. As previously reported, the Nasdaq Listing Qualifications Panel granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to certain conditions, including providing certain information to the Nasdaq Hearings Department on or prior to July 26, 2007. The Company believes that it complied with this requirement on July 26, 2007.

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A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company’s expectations regarding the conclusions reached in an internal review of its historical stock option grants and its belief that it has complied with at least one condition imposed by the Nasdaq Qualifications Listing Panel for the Company’s continued listing on the Nasdaq Stock Market. Such statements are only predictions, and the company’s actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to, the risk that the ultimate results of the Special Committee’s investigation will be that restatements will be required for fiscal periods not currently anticipated, that the investigation will lead to discovery of additional accounting errors or other adverse facts, that the results of government inquiries and possible regulatory action or private litigation may adversely affect the investigation, its results or the Company’s financial condition or financial statements and that the Nasdaq Listing Qualification’s Panel may render an unfavorable decision with respect to the Company’s continued listing on the Nasdaq Stock Market.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated July 27, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: July 27, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 27, 2007.

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